UNITED STATES

SECURITIES AND EXCHANGE COMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 27, 2026

Date of Report

(Date of earliest event reported)

ASA Gold and Precious Metals Limited

(Exact name of registrant as specified in its charter)

Bermuda	811-21650	98-6000252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

190 Middle Street, Suite 301	Portland	Maine	04101
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code: (207) 347-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Shares, par value $1.00 per share	ASA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

ASA Gold and Precious Metals Limited (the “Company”) is in the process of selling a portion of its position in a privately held portfolio company. The sale is expected to occur through multiple transactions at different prices. The Company would recognize each transaction upon closing.

The Company currently values this investment based on the most recent observable transaction price. Based on the presently anticipated pricing of these transactions, the Company estimates that the transactions, if consummated, may result in an approximate 2–3% increase in net asset value.  There can be no assurance that any of these transactions will be completed or completed at the presently anticipated prices.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASA GOLD AND PRECIOUS METALS, LTD.

Date: April 27, 2026		/s/ James Chekos
	Name:	James Chekos
	Title:	Corporate Secretary

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